                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 11, 2002


                            NEWS COMMUNICATIONS, INC.
               (Exact Name of Registrant as Specified in Charter)




                  Nevada                                    0-18299                          13-3346991
(State or Other Jurisdiction of Incorporation)      (Commission File Number)      (IRS Employer Identification No.)

                             2 Park Avenue                                   10016
               (Address of Principal Executive Offices)                   (ZIP Code)





       Registrant's telephone number, including area code: (212) 689-2500



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

         On November 11, 2002, News Communications, Inc. ("NCI") sold substantially all of the assets and liabilities of its subsidiary, Tribco Incorporated ("Tribco") to Tribco, LLC ("Tribco LLC") for a purchase price of $1,115,000; which consisted of (a) $318,333 in cash, (b) the surrender of 500,000 shares of NCI's common stock having a value of $410,000, based upon a price of $0.82 per share; and (c) a 5% promissory note in the principal amount of $386,667. The note is payable in installments of $135,000 plus accrued interest, $135,000 plus accrued interest, and $116,667 plus accrued interest on the first, second and third anniversary dates. The purchase price was negotiated in an arm's length transaction. Tribco's assets included Queens Tribune and other related publications. Tribco LLC is headed by Tribco's publisher of 24 years, Mr. Michael Schenkler. Mr. Schenkler was also a member of the board of directors of NCI until his resignation on November 11, 2002.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            (a) Not Applicable

            (b) Unaudited Pro Forma Statement of Operations for nine months ended September 30, 2002, Unaudited Pro Forma Statement of Operations for year ended December 31, 2001, Unaudited Pro Forma Balance Sheet as of September 30, 2002.

            (c) Exhibit.    The following exhibit is filed with this report:
                -------

                  10.1 Asset Purchase Agreement, dated November 11, 2002, by and among Tribco Incorporated, Tribco, LLC and News Communications, Inc.

             Unaudited Pro Forma Consolidated Financial Information

The unaudited pro forma consolidated financial information gives effect to News Communications, Inc.'s ("NCI" or the "Company") sale of substantially all of the assets and liabilities of Tribco Incorporated ("Tribco") to Tribco, LLC ("Tribco LLC") on November 11, 2002. The pro forma adjustments are described in the accompanying notes.

The following historical and unaudited pro forma consolidated financial information has been derived from the application of pro forma adjustments to NCI's consolidated balance sheet as of September 30, 2002, as though the sale had occurred on September 30, 2002; and NCI's consolidated statements of operations for the year ended December 31, 2001 and for the nine months ended September 30, 2002, as though the sale had occurred on January 1, 2001.

These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma consolidated financial statements do not purport to represent what the results of operations or financial position of NCI would actually have been if the sale had in fact occurred on such dates, nor do they purport to project the results of operations or financial position of NCI for any future period or as of any date respectively. The unaudited pro forma statements should be read in conjunction with NCI's consolidated historical financial statements, and the notes thereto.

Item 7(b)

                            News Communications, Inc.
                  Unaudited Pro Forma Statements of Operations
                      Nine months ended September 30, 2002


                                                          Historical       Sale of Tribco       Pro Forma
                                                          ----------       --------------       ----------
Net revenues                                              $ 9,648,231          $2,452,821      $ 7,195,410
                                                          -------------------------------      -----------
Expenses:
 Editorial                                                    881,963             143,916          738,047
 Production and distribution                                2,726,308             876,644        1,849,664
 Selling                                                    2,131,546             581,997        1,549,549
 General and administrative                                 3,714,654             778,733        2,935,921
 Depreciation and amortization                                184,842              15,943          168,899
                                                          -------------------------------      -----------

Total expenses                                              9,639,313           2,397,233        7,242,080

Income (loss) before interest, minority interest in
income of subsidiary and taxes                                  8,918              55,588          (46,670)

Interest income, net                                           13,602                   -           13,602
Minority interest in income of subsidiary                    (121,500)                  -        (121,500)
                                                          -------------------------------      -----------

Net loss before taxes                                         (98,980)             55,588         (154,568)

Provision  for income taxes                                    71,082                   -           71,082
                                                          -------------------------------      -----------

Net loss                                                  $  (170,062)          $  55,588      $  (225,650)

Net loss per share - basic and diluted                    $     (0.02)                         $     (0.02)(1)
                                                          ===========                          ===========

Weighted average number of common shares
outstanding - basic and diluted                            10,686,114             500,000       10,186,114
                                                          ===============================      ===========

(1) Proforma net loss per share reflects the increase in Net loss from the disposal of Tribco and the return of 500,000 shares of NCI's common stock

                            News Communications, Inc.
                  Unaudited Pro Forma Statements of Operations
                          Year ended December 31, 2001

                                                                            Sale of
                                                          Historical        Tribco           Pro Forma
                                                          ----------        ------           ---------
Net revenues                                              $13,581,542      $3,352,435       $10,229,107
                                                          ---------------------------       -----------

Expenses:
 Editorial                                                  1,428,027         212,860         1,215,167
 Production and distribution                                4,710,878       1,383,133         3,327,745
 Selling                                                    3,158,122         747,153         2,410,969
 General and administrative                                 5,544,957       1,031,328         4,513,629
 Depreciation and amortization                                374,277         128,748           245,529
                                                          ---------------------------       -----------
Total expenses                                             15,216,261       3,503,222        11,713,039
                                                          ---------------------------       -----------


Loss from operations                                       (1,634,719)       (150,787)       (1,483,932)

Loss on sale of  subsidiary                                  (917,696)              -          (917,696)
                                                          ---------------------------       -----------
Loss before interest, interest in income of subsidiary
and taxes                                                  (2,552,415)       (150,787)       (2,401,628)

Interest Expense, net                                         (40,648)           (230)          (40,418)
Minority interest in income of subsidiary                     (41,000)              -           (41,000)
                                                          ---------------------------       -----------

Net loss  before taxes                                     (2,634,063)       (151,017)       (2,483,046)

Provision  for income taxes                                   162,999               -           162,999
                                                          ---------------------------       -----------

Net loss                                                  $(2,797,062)     $ (151,017)      $(2,646,045)
                                                          ===========================       ===========

Net loss per share - basic and diluted                    $     (0.29)                      $     (0.29)(1)
                                                          ===========                       ===========

Weighted average number of common shares outstanding -
basic and diluted                                           9,743,819         500,000         9,243,819
                                                          ===========================       ===========



(1) Proforma net loss per share reflects the reduction in Net loss from the disposal of Tribco and the return of 500,000 shares of NCI's common stock

                            News Communications, Inc.
                        Unaudited Pro Forma Balance Sheet
                          Year ended September 30, 2002

                                                                           Consideration
                                                 Historical     Tribco      received(1)    Pro Forma
                                                 ----------     ------      -----------    ---------
Current assets:
Cash                                             $  862,765   $   (6,097)       $318,333   $1,187,195
Accounts receivable                               1,514,326      448,803               -    1,065,523
Other                                               185,033       (5,490)              -      190,523
                                                 ----------   --------------------------   ----------
  Total current assets                            2,562,124      437,216         318,333    2,443,241

Restricted Cash                                     104,103            -               -      104,103
Property and equipment at cost - net                498,301       46,269               -      452,032
Intangible assets - net                           1,570,775      734,713               -      836,062
Notes Receivable                                    625,000            -         386,667    1,011,667
Other - net                                          62,744        8,082               -       54,662
                                                 ----------   --------------------------   ----------
Total assets                                     $5,423,047   $1,226,280        $705,000   $4,901,767
                                                 ==========   ==========================   ==========

Liabilities and stockholders' equity:
Current liabilities:
  Accounts payable                               $  876,607   $  215,067        $      -   $  661,540
  Accrued expenses -
             Payroll                                545,719       41,457               -      504,262
             Other                                  576,785       13,611               -      563,174
   Note payable, current portion                      4,445            -               -        4,445
   Income Taxes Payable                              11,043            -               -       11,043
   Unearned revenue                                 137,968       58,724               -       79,244
   Due to related parties                           625,139            -               -      625,139
   Capital lease, current portion                    16,102            -               -       16,102
                                                 ----------   --------------------------   ----------
   Total current liabilities                      2,793,808      328,859               -    2,464,949
Note payable, net of current portion                 17,781            -               -       17,781
Due to related parites, net of current portion    1,200,000            -               -    1,200,000
Capital lease, net of current portion                21,469            -               -       21,469
                                                 ----------   --------------------------   ----------
Total liabilities                                 4,033,058      328,859               -    3,704,199
Total stockholders' equity                        1,389,989      897,421         705,000(2) 1,197,568
                                                 ----------   --------------------------   ----------
Total liabilities and stockholders' equity       $5,423,047   $1,226,280        $705,000   $4,901,767
                                                 =========    ==========================   ==========


(1) The consideration received column represents the proceeds received by NCI upon the sale of the net assets of Tribco. NCI received total consideration of $1,115,000. As part of the proceeds, the buyer paid cash of $318,333, surrendered 500,000 shares of common stock having a value of $410,000 based upon the quoted market price of $0.82 per share, and issued to NCI a note in the principal amount of $386,667.


(2) Stockholders equity
    Gain on sale                                  $ 217,579
    Treasury stock received                        (410,000)
     Net assets sold                                897,421
                                                  ---------
                                                  $ 705,000
                                                  =========

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NEWS COMMUNICATIONS, INC.


                                      By: /s/ James A. Finkelstein
                                          -------------------------------------
                                          James A. Finkelstein
                                          President and Chief Executive Officer


Date:  November 26, 2002

                                  EXHIBIT INDEX



Exhibit               Description
-------               -----------
10.1                  Asset Purchase Agreement, dated November 11, 2002, by and among Tribco
                      Incorporated, Tribco, LLC and News Communications, Inc.